Amendment to
Amended and Restated Administration Agreement
between JNL Variable Fund LLC and
Jackson National Asset Management, LLC

This Amendment is made by and between Jackson National Asset Management, LLC, a Michigan limited liability company (“Administrator”), and JNL Variable Fund LLC, a Delaware limited liability company (“Fund”).

Whereas, the Administrator and the Fund entered into an Amended and Restated Administration Agreement effective February 28, 2012, as amended effective April 29, 2013 and May 30, 2013 (“Agreement”), whereby the Administrator agreed to provide certain administrative services to several separate fund of shares (each a “fund”) of the Fund.

Whereas, the following fund mergers have been approved by the Board of Managers of the Fund and the Board of Trustees of JNL Series Trust (“JNLST”):

-	JNL/Mellon Capital DowSM Dividend Fund of the Fund is being merged into the JNL/S&P Dividend Income & Growth Fund of JNLST;

-	JNL/Mellon Capital S&P® 10 Fund of the Fund is being merged into the JNL/Mellon Capital S&P® 24 Fund of the Fund;

-	JNL/Mellon Capital Select Small-Cap Fund of the Fund is being merged into the JNL/Mellon Capital Small Cap Index Fund of JNLST; and

-	JNL/Mellon Capital VIP Fund of the Fund is being merged into the JNL/Mellon Capital S&P 500 Index Fund of JNLST.

Whereas, pursuant to the mergers outlined herein-above, the parties have agreed to amend Schedule A and Schedule B of the Agreement to remove the following funds:

-	JNL/Mellon Capital DowSM Dividend Fund;
-	JNL/Mellon Capital S&P® 10 Fund;
-	JNL/Mellon Capital Select Small-Cap Fund; and
-	JNL/Mellon Capital VIP Fund.

Now Therefore, in consideration of the mutual covenants herein contained, the parties hereby agree to amend the Agreement as follows:

1.	Schedule A to the Agreement is hereby deleted and replaced in its entirety with Schedule A dated September 16, 2013, attached hereto.

2.	Schedule B to the Agreement is hereby deleted and replaced in its entirety with Schedule B dated September 16, 2013, attached hereto.

In Witness Whereof, the Administrator and the Fund have caused this Amendment to be executed as of this 26th day of June 2013, effective September 16, 2013.

JNL Variable Fund LLC		Jackson National Asset Management, LLC

By:	/s/ Kristen K. Leeman	By:	/s/ Mark D. Nerud
Name:	Kristen K. Leeman	Name:	Mark D. Nerud
Title:	Assistant Secretary	Title:	President and CEO

Schedule A
Dated September 16, 2013

Funds
JNL/Mellon Capital DowSM 10 Fund
JNL/Mellon Capital Global 15 Fund
JNL/Mellon Capital 25 Fund
JNL/Mellon Capital Nasdaq® 25 Fund
JNL/Mellon Capital Value Line® 30 Fund
JNL/Mellon Capital S&P® 24 Fund
JNL/Mellon Capital JNL 5 Fund
JNL/Mellon Capital JNL Optimized 5 Fund
JNL/Mellon Capital S&P® SMid 60 Fund
JNL/Mellon Capital NYSE® International 25 Fund
JNL/Mellon Capital Communications Sector Fund
JNL/Mellon Capital Consumer Brands Sector Fund
JNL/Mellon Capital Oil & Gas Sector Fund
JNL/Mellon Capital Financial Sector Fund
JNL/Mellon Capital Healthcare Sector Fund
JNL/Mellon Capital Technology Sector Fund

A-1

Schedule B
Dated September 16, 2013
Class A & B Shares

Funds	Assets	Fee
JNL/Mellon Capital DowSM 10 Fund	All Assets	.15%
JNL/Mellon Capital Global 15 Fund	All Assets	.20%
JNL/Mellon Capital 25 Fund	All Assets	.15%
JNL/Mellon Capital Nasdaq® 25 Fund	All Assets	.15%
JNL/Mellon Capital Value Line® 30 Fund	All Assets	.15%
JNL/Mellon Capital S&P® 24 Fund	All Assets	.15%
JNL/Mellon Capital JNL 5 Fund	All Assets	.15%
JNL/Mellon Capital JNL Optimized 5 Fund	All Assets	.15%
JNL/Mellon Capital S&P® SMid 60 Fund	All Assets	.15%
JNL/Mellon Capital NYSE® International 25 Fund	All Assets	.20%
JNL/Mellon Capital Communications Sector Fund	All Assets	.15%
JNL/Mellon Capital Consumer Brands Sector Fund	All Assets	.15%
JNL/Mellon Capital Oil & Gas Sector Fund	All Assets	.15%
JNL/Mellon Capital Financial Sector Fund	All Assets	.15%
JNL/Mellon Capital Healthcare Sector Fund	All Assets	.15%
JNL/Mellon Capital Technology Sector Fund	All Assets	.15%

B-1